Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4 of Brag House Holdings, Inc. of our report dated August 25, 2025, relating to the consolidated statement of financial position and financial statement schedules of House of Doge Inc. for the period ended March 31, 2025, which are part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in this Registration Statement.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

February 2, 2026